Exhibit 99.1

Exicure, Inc. Reports Full Year 2024 Financial Results
CHICAGO, IL — March 18, 2025 — Exicure, Inc. (Nasdaq: XCUR) has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. In September 2022, the Company announced a significant reduction in force, suspension of preclinical activities and halting of all research and development, and that the Company was exploring strategic alternatives to maximize stockholder value. We continue to engage in a broader exploration of strategic alternatives. This effort involves exploring growth through transactions with potential partners that see opportunity in joining an existing, publicly-traded organization.

2024 Financial Results

Cash Position: Cash and cash equivalents were $12.5 million as of December 31, 2024, as compared to $0.8 million as of December 31, 2023. Our current liquidity may not be sufficient to fund operations for the next 12 months. Additional financing will be needed to fund our ongoing operations and exploration of strategic alternatives and pursue any alternatives that we identify.

Research and Development (R&D) Expense: Research and development expenses were $0 for the year ended December 31, 2024, as compared to $1.4 million for the year ended December 31, 2023. The decrease in R&D expense for the year ended December 31, 2024 of $1.4 million reflects the stoppage of clinical, preclinical, and discovery program activities and a reduction in employee headcount in December 2021 and September 2022. The Company began exploring strategic alternatives in April 2023. As a result, the Company determined it was no longer appropriate to record any research and development expenses after the first quarter of 2023.

General and Administrative (G&A) Expense: General and administrative expenses were $5.4 million for the year ended December 31, 2024, as compared to $11.7 million for the year ended December 31, 2023. The decrease in G&A expense of $6.3 million for the year ended December 31, 2024 was due to higher costs in 2023 from separation pay of former executives and related stock based compensation expense, payroll and related benefits, legal and consulting fees, facility and lease costs, depreciation from assets sold, and the research and development wind down costs that no longer met the criteria to be classified as research and development due to the shift in our historical operations suspending all research and development activities as previous discussed.

Litigation legal expense: The increase of $0.6 million for the year ended December 31, 2024 was due to accruals recorded for the amount of the unsatisfied self insured retainer and legal defense costs related to the securities litigation lawsuit.

Other Income: The Company sold samples of its clinical products during the second quarter to a private clinical stage biopharmaceutical company and sold certain assets pursuant to the Asset Purchase Agreement. The Purchaser acquired the Company’s historical biotechnology intellectual property and other assets and include spherical nucleic acid-related technology, research and development programs, and clinical assets.

Net Loss: The Company had a net loss of $(9.7) million for the year ended December 31, 2024, as compared to a net loss of $16.9 million for the year ended December 31, 2023. The decrease in net loss of $7.2 million was due to lower operating (G&A) expenses as well as some revenues and other income earned in 2024, partially offset by the right-of-use asset impairment loss resulted from the impairment analysis of the Company’s right-of-use asset related to its office lease.

Going Concern: Management believes that the Company’s existing cash and cash equivalents may not be sufficient to fund operations. As a result, there is substantial doubt about our ability to continue as a going concern. Additional financing will be needed to fund our ongoing operations and exploration of strategic alternatives and pursue any alternatives that we identify. There can be no assurance that such additional financing will be available and, if available, can be obtained on acceptable terms.

About Exicure

Exicure, Inc. has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its recent restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value, both with respect to its historical biotechnology assets and more broadly. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to, statements regarding: the Company’s current business plans and objectives, including the pursuit of strategic alternatives to maximize stockholder value, the timing of the equity investment closing and potential additional equity investment and the Nasdaq Hearings Panel process and potential results. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “believes,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on June 6, 2024, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Josh Miller
847-673-1700
media@exicuretx.com

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EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$12,508	$816
Other receivable	521	15
Prepaid expenses and other current assets	644	1,193
Total current assets	13,673	2,024
Property and equipment, net	26	54
Right-of-use asset	—	6,517
Other noncurrent assets	1,357	2,985
Total assets	$15,056	$11,580
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,031	1,631
Accrued expenses and other current liabilities	2,040	879
Total current liabilities	3,071	2,510
Lease liability, noncurrent	5,213	6,039
Total liabilities	$8,284	$8,549

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, December 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 6,026,841 issued and outstanding, December 31, 2024; 1,832,988 issued and outstanding, December 31, 2023 *	1	—
Additional paid-in capital	206,035	192,594
Accumulated deficit	(199,264)	(189,563)
Total stockholders' equity	6,772	3,031
Total liabilities and stockholders’ equity	$15,056	$11,580

* reflects a one-for-five (1:5) reverse stock split effected on August 27, 2024

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023
Revenue:
Revenue	$500	$—
Total revenue	500	—
Operating expenses:
Research and development expense	—	1,423
General and administrative expense	5,449	11,715
Litigation legal expense	1,562	938
Right-of-use asset impairment loss	5,721	—
Loss from sale of property and equipment	—	920
Total operating expenses	12,732	14,996
Operating loss	(12,232)	(14,996)
Other income (expense), net:
Changes in fair value of investment in convertible notes receivable	—	(2,000)
Dividend income	5	52
Interest income	8	32
Interest expense	(18)	—
Gain on settlement of accounts payables	407	—
Other income (expense), net	2,137	(2)
Total other income (expense), net	2,539	(1,918)
Net loss before provision for income taxes	(9,693)	(16,914)
Provision for income taxes	8	—
Net loss	$(9,701)	$(16,914)

Basic and diluted loss per common share *	$(4.75)	$(10.55)
Weighted-average basic and diluted common shares outstanding *	2,043,278	1,602,790

* reflects a one-for-five (1:5) reverse stock split effected on August 27, 2024
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